[Letterhead}
                                James J. Taylor
                          Certified Public Accountants
                                October 30, 2001






              CONSENT OF INDEPENDENT CERTIFIEID PUBLIC ACCOUNTANT

United States Securities
and Exchange Commission
Washington, D.C.


Dean Sirs:

I hereby consent to the use in Amendment No. 4 to the Registration Statement on Form SB-2 of my audit report dated September 14, 2001, relating to the financial statements of NANNACO, Inc., which appear in such Registration Statement. I also consent to the references to me under the heading "Experts" in such Registration Statement.


                                                Sincerely yours,


                                                /s/ James J. Taylor
                                                -------------------
                                                James J. Taylor
                                                Certified Public Accountant







           555 IH 35 South, Suite 312 * New Braunfels, Texas 78130 *
                  Telephone (830) 624-0100 * Fax(830) 624-0300
                     e-mail address: james_j_taylor@msn.com